UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2024

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	001-05224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive
New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2024, Stanley Black & Decker, Inc. (the “Company”) and Donald Allan, Jr., the Company’s President and Chief Executive Officer, entered into an amendment (the “Amendment”) to Mr. Allan’s existing employment agreement dated May 31, 2022 with the Company (the “Employment Agreement”).

Pursuant to the Amendment, (a) the term of the Employment Agreement was extended to June 30, 2026, unless further extended pursuant to the terms therein (the “Initial Term”); (b) Mr. Allan’s annual base salary increased to $1,350,000, effective January 1, 2024; (c) Mr. Allan’s target bonus opportunity under the Company’s Management Incentive Compensation Plan increased to 155% of his base salary for 2024 (and for subsequent fiscal years as determined by the Company’s board of directors (the “Board”)); (d) Mr. Allan will be eligible to receive a target long term incentive award of no less than $10 million in each of fiscal years 2024 and 2025, with at least 50% of the grant date value of annual equity awards granted each such year to consist of performance share units and the balance to consist of a mix of stock options and restricted stock units or other instruments determined by the Board in its sole discretion at the time of grant; and (e) in the light of the extension, the lump sum cash component of Mr. Allan’s severance benefit at (i) two times the sum of his then-current annual salary plus his annual bonus target amount for the year of termination; or (ii) one times such amount, each as described in the Employment Agreement, were accordingly revised to reflect that payment would be made if a qualifying termination occurs on or prior to June 30, 2025, or, after June 30, 2025 and before the expiration of the Initial Term, respectively.

This summary is qualified in its entirety by the Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Employment Agreement Amendment, dated January 24, 2024, between Stanley Black & Decker, Inc. and Donald Allan, Jr.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.
Date: January 24, 2024
	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General
Counsel and Secretary